UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

SYNOPSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19807	56-1546236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

675 Almanor Ave

Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(650) 584-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 26, 2026, Synopsys, Inc. (“Synopsys”) entered into a Cooperation Agreement (the “Agreement”) with Elliott Investment Management L.P., Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”).

Pursuant to the Agreement, the Board of Directors of Synopsys (the “Board”) agreed to increase the size of the Board by one, appoint Jesse Cohn to the Board, effective as of June 1, 2026 (the “Effective Date”), with an initial term expiring at Synopsys’ 2027 annual meeting of stockholders (the “2027 Annual Meeting”). The Board also agreed to appoint Mr. Cohn to the Corporate Governance and Nominating Committee of the Board and include Mr. Cohn in Synopsys’ slate of nominees for election at the 2027 Annual Meeting.

In connection with his appointment to the Board, the Board determined that Mr. Cohn qualified as an independent director under the listing rules of The Nasdaq Stock Market and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Agreement further provides that in the event that Mr. Cohn is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any other reason prior to the expiration of the Cooperation Period (as defined below), Synopsys and Elliott will cooperate in good faith to mutually select a substitute director to serve as a director of Synopsys for the remainder of Mr. Cohn’s term (the “Replacement Director”), provided that at such time Elliott beneficially owns a “net-long position” of, or has aggregate net-long economic exposure to, at least 1.5% of Synopsys’ then-outstanding common stock.

The Agreement also includes certain voting commitments, customary standstill restrictions and mutual non-disparagement provisions, including that Elliott will not acquire in excess of 4.9% beneficial ownership of or 7.5% aggregate economic exposure to Synopsys’ outstanding common stock, during the Cooperation Period. Absent an uncured material breach of the Agreement by Synopsys or Synopsys’ entry into certain other events as described in the Agreement (including Synopsys’ entry into certain extraordinary transactions), the standstill restrictions on Elliott will remain in effect until the later of (x) the first anniversary of the date of the Agreement and (y) ten (10) days following the first date on which Mr. Cohn (or any Replacement Director to the extent such Replacement Director is an employee of Elliott or an affiliate thereof) ceases to serve on the Board (the “Cooperation Period”). In addition, Elliott will provide advance notice of any resignation by Mr. Cohn as a member of the Board.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the matters included under Item 1.01 are incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between Mr. Cohn and any other person pursuant to which Mr. Cohn was appointed as a director, other than with respect to the matters referred to in Item 1.01 of this Current Report on Form 8-K. Mr. Cohn does not have any family relationships with any of Synopsys’ directors or executive officers, or any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

As a non-employee director, Mr. Cohn is entitled to receive the compensation provided for under Synopsys’ non-employee director compensation program as described under the heading “Director Compensation” in Synopsys’ definitive proxy statement filed with the Securities and Exchange Commission on February 19, 2026, which description is incorporated herein by reference. Additionally, in accordance with Synopsys’ customary practice, Synopsys is entering into its standard form of indemnification agreement with Mr. Cohn, which requires Synopsys to indemnify Mr. Cohn against certain liabilities that may arise as a result of his status or service as a director. The description of Mr. Cohn’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to Synopsys’ Form 8-K filed on July 14, 2011 as Exhibit 99.2.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Cohn to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by Synopsys under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Exhibit Number	Description

10.1	Cooperation Agreement, by and among Elliott Investment Management L.P., Elliott Associates, L.P., Elliott International, L.P. and Synopsys, Inc., dated as of May 26, 2026.

99.1	Press Release dated May 27, 2026 announcing the appointment of Jesse Cohn to the Board of Directors of Synopsys, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: May 27, 2026	By:	/S/ JANET LEE
Janet Lee
General Counsel and Corporate Secretary